Exhibit 10(c)

CONSENT OF DAVID C. HOLMAN, ESQ.

I hereby consent to the reference to my name under the heading “Legal Matters” in the prospectus included in Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 for certain flexible premium variable annuity contracts issued through American Family Variable Account II of American Family Life Insurance Company (File 333-45592).

/s/ David C. Holman
David C. Holman
Chief Legal Officer; Secretary

April 18, 2011